Exhibit 99.1

TaskUs, Inc. Announces Results of Special Meeting of Stockholders and Expects to Terminate Proposed Take-Private Transaction

NEW BRAUNFELS, Texas, October 8, 2025 – TaskUs, Inc. (Nasdaq: TASK) (“TaskUs” or the “Company”), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced that at a special meeting of TaskUs stockholders, the Company did not receive the votes necessary to approve the transaction agreement with an affiliate of Blackstone, TaskUs Co-Founder and Chief Executive Officer Bryce Maddock, and TaskUs Co-Founder and President Jaspar Weir (collectively the “Buyer Group”).

TaskUs does not plan to convene another special meeting of stockholders and expects to terminate the proposed transaction. As a result, TaskUs will remain a publicly traded company, and the Company’s Class A common stock will continue to trade on Nasdaq under the ticker symbol TASK.

Maddock said, “We have appreciated the feedback received from our stockholders since our transaction announcement. We share their confidence in TaskUs and remain committed to transforming our business for the AI era.”

The final voting results from the special meeting will be reported in a Form 8-K filed by TaskUs with the U.S. Securities and Exchange Commission. Neither party will be required to pay the other a termination fee as a result of the planned mutual decision to terminate the agreement.

About TaskUs

TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in fast-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, technology, financial services and healthcare. As of June 30, 2025, the Company had a worldwide headcount of approximately 60,400 people across 30 locations in 13 countries.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting the Company’s current views with respect to, among other things, the Company’s operations, the Company’s financial performance, the Company’s industry, the impact of the macroeconomic environment on the Company’s business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of the Company’s business on key clients; the risk of loss of business or non-payment from clients; the Company’s failure to cost-effectively acquire new clients; the risk that the Company may provide inadequate service or cause disruptions in the Company’s clients’ businesses or fail to comply with the quality standards required by the Company’s clients under the Company’s agreements; the Company’s inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by the Company’s clients or the Company’s failure to incorporate artificial intelligence into its operations; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; the Company’s failure to detect and deter criminal or fraudulent activities or other misconduct by its employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which the Company generates significant revenue; the dependence of the Company’s business on its international operations, particularly in the Philippines and India; the Company’s failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which the Company operates; the Company’s inability to maintain and enhance its brand; competitive pricing pressure; the Company’s dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; the Company’s inability to effectively expand its operations into countries or industries in which the Company has no prior operating experience and in which the Company may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; and failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and the Company’s Co-Founders over the Company; the dual class structure of the Company’s common stock; and the volatility of the market price of the Company’s Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 7, 2025, as such factors may be updated from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts:

TaskUs

Investors:

Trent Thrash

IR@TaskUs.com

Media:

Ramya Kumaraswamy

mediainquiries@taskus.com

Melissa Johnson / Tim Ragones / Kate Thompson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449